                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                Amendment No. 3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ShopEye, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)

                                    Florida
                                    -------
         (State or other jurisdiction of incorporation or organization)

                                      7372
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   35-2411642
                                   ----------
                    (I.R.S. Employer Identification Number)

                                  Chris Marsh
                      9866 Oakplace East, Folsom, CA 95630
                                 (916) 337-8936
                      ------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
 ------------------------------------------------------------------------------
       (Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                        CALCULATION OF REGISTRATION FEE

Title of Each                       Proposed         Proposed
  Class of           Amount          Maximum          Maximum         Amount of
Securities to        to be       Offering Price      Aggregate      Registration
be Registered    Registered(1)     Per Unit(2)    Offering Price        Fee(3)
-------------    -------------   --------------   --------------    ------------
Common Stock
by Company         3,000,000          $0.01           $30,000           $3.48

(1) The Company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be
1,500,000 shares sold and the gross proceeds will be $15,000.

(2) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                       ii

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------

3.1           Articles of Incorporation of ShopEye, Inc.*

3.2           Bylaws of ShopEye, Inc.*

4.1           Specimen Stock Certificate of ShopEye, Inc.*

5.1           Opinion of Counsel.

14.1          Code of Business Conduct and Ethics.*

23.1          Consent of Accountants.*

23.2          Consent of Counsel (included in Exhibit 5.1).*

99.1          Subscription Documents and Procedure of ShopEye, Inc.*
-----------
* previously filed

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1 Articles of Incorporation of ShopEye, Inc.
EXHIBIT 3.2 Bylaws of ShopEye, Inc.
EXHIBIT 4.1 Specimen Stock Certificate of ShopEye, Inc.
EXHIBIT 5.1 Opinion of Counsel.
EXHIBIT 14.1 Code of Business Conduct and Ethics.
EXHIBIT 23.1 Consent of Accountants
EXHIBIT 23.2 Consent of Counsel.
EXHIBIT 99.1 Subscription Documents and Procedure of ShopEye, Inc.

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                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the
Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of California on October 12, 2011.

ShopEye, Inc.

/s/ Chris Marsh
---------------
Chris Marsh
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Marsh, as his true and lawful attorney-in-fact and agent with full power of substitution and restitution, for him and in his name, place and stead, in any and all capacities to sign this Registration
Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.

/s/ Chris Marsh                      October 12, 2011
---------------
Chris Marsh
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

                                      II-2